UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01.     Other Events

On January 31, 2012, Symmetry Medical, Inc. issued a press release entitled “Symmetry Medical to Present at the Canaccord Genuity Musculoskeletal Conference,” in which it announced that it would be presenting at the Canaccord Genuity Musculoskeletal Conference on February 7, 2012 at 1:20 p.m. PT / 4:20 pm ET. A live webcast of the presentation will be available on Symmetry Medical’s website and will be available for download for thirty days thereafter at www.symmetrymedical.com. Further details are included in the press release, which is being furnished as Exhibit 99.1.

On January 30, 2012, Symmetry Medical, Inc. issued a press release entitled “Symmetry Medical Announces Resolution of SEC Investigation,” in which it announced that it had resolved the investigation related to the previously-announced informal inquiry into the accounting fraud in which former employees at its Sheffield UK plant were engaged prior to 2007. Further details are included in the press release, which is being furnished as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	“Symmetry Medical to Present at the Canaccord Genuity Musculoskeletal Conference,” Press Release issued by Symmetry Medical, Inc. dated January 31, 2012.
99.2	“Symmetry Medical Announces Resolution of SEC Investigation,” Press Release issued by Symmetry Medical, Inc. dated January 30, 2012.

________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: January 31, 2012	Name: Fred L. Hite
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	“Symmetry Medical to Present at the Canaccord Genuity Musculoskeletal Conference,” Press Release issued by Symmetry Medical, Inc. dated January 31, 2012.
99.2	“Symmetry Medical Announces Resolution of SEC Investigation,” Press Release issued by Symmetry Medical, Inc. dated January 30, 2012.